Exhibit 99.1

Spirit of Texas Bancshares, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 13, 2018.

Vote by Internet

- Go to **www.investorvote.com/STXB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR the following proposals:

	For	Against	Abstain
1. **APPROVAL THE SPIRIT MERGER PROPOSAL.** To approve the Agreement and Plan of Reorganization, dated as of July 19, 2018, by and between Spirit of Texas Bancshares, Inc. ("Spirit") and Comanche National Corporation ("Comanche"), and the transactions contemplated thereby.	☐	☐	☐
2. **APPROVAL OF THE SPIRIT STOCK ISSUANCE PROPOSAL.** To approve the issuance of shares of Spirit common stock to Comanche shareholders in connection with the merger.	☐	☐	☐
3. **APPROVAL OF THE SPIRIT ADJOURNMENT PROPOSAL.** To approve the adjournment the Spirit special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Spirit merger proposal or the Spirit stock issuance proposal.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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02XFIB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. PROXY — SPIRIT OF TEXAS BANCSHARES, INC. Proxy Solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders November 13, 2018 The undersigned holder of common stock of Spirit of Texas Bancshares, Inc. (the “Company”) hereby appoints Jerry D. Golemon and Steven M. Morris and each of them, with full power of substitution in each, as proxies to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on November 13, 2018, at 12:00 p.m., local time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present. The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement and hereby revokes all prior proxies for the Special Meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN TO THE ITEMS BELOW, THIS PROXY WILL BE VOTED FOR EACH ITEM. Please return this proxy in the enclosed self addressed envelope.